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                                                                    EXHIBIT 23.1

                                          CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 2 to Form S-3 No. 333-81554) and related Prospectus of DATATRAK International, Inc. for the registration of 2,114,766 common shares and to the incorporation by reference therein of our report dated February 1, 2002, with respect to the consolidated financial statements of DATATRAK International, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cleveland, Ohio
April 15, 2002